UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

BCB BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

104-110 Avenue C

Bayonne, New Jersey 07002

(Address of principal executive offices)

(201) 823-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On October 29, 2015, BCB Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) of 2,400,000 shares of common stock, no par value (the “Shares”), at a public offering price of $10.00 per Share (the “Offering Price”). As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 360,000 Shares (the “Option Shares”) to cover over-allotment options, if any. The underwriting discounts and commissions were $0.60 per share, however, the underwriting discount is reduced to $0.15 per share for shares purchased in the Offering by our directors, executive officers, employees and certain friends and family. The net proceeds to the Company, after underwriting discounts and estimated aggregate offering expenses, and without the exercise of the underwriters’ over-allotment option, were approximately $22,135,950. The Offering closed on November 4, 2015.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not factual information to investors about the Company. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-199424) which became effective on November 4, 2014 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated October 29, 2015. A copy of the opinion of John J. Brogan, General Counsel to the Company, relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 – Other Events.

On October 30, 2015, the Company issued a press release announcing that on October 29, 2015 it had priced the Offering of 2,400,000 shares of its common stock, no par value, at a price of $10.00 per share. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

On November 4, 2015, the Company issued a press release announcing that it had closed the Offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title or Description

1.1	Underwriting Agreement, dated October 29, 2015, by and between the Company and Sandler O’Neill + Partners, L.P., as representative of the several underwriters named therein

5.1	Opinion of John J. Brogan, General Counsel to the Company

23.1	Consent of John J. Brogan (contained in Exhibit 5.1)

99.1	Press Release of BCB Bancorp, Inc., dated October 30, 2015

99.2	Press Release of BCB Bancorp, Inc., dated November 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

	By:	/s/ Thomas Coughlin
Dated: November 4, 2015		Thomas Coughlin
President and Chief Executive Officer